UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 11, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 11, 2012, Ecolab Inc., a Delaware corporation (“Ecolab” or “the company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Ecolab, OFC Technologies Corp., a Texas corporation and a wholly-owned subsidiary of Ecolab (“Merger Sub”), and Permian Mud Service, Inc., a Texas corporation (“Permian”).  Permian is the parent company of Champion Technologies, Inc. and Corsicana Technologies, Inc. (together with Permian, the “acquired companies”).  The Merger Agreement, which has been approved by the Boards of Directors of each of Ecolab and Permian, provides for the merger of Merger Sub with and into Permian (the “Merger”), with Permian continuing as the surviving corporation in the Merger.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, the shares of common stock of Permian issued and outstanding immediately prior to the effective time (other than shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive merger consideration of approximately $2.2 billion, subject to customary adjustments for cash, debt and working capital and certain additional adjustments as set out in the Merger Agreement. The merger consideration will be paid approximately 75% in cash and 25% in shares of Ecolab common stock, with the number of shares issued based on an Ecolab stock price of $64.665 per share (the “Initial Deemed Stock Value”), unless the volume weighted average price of Ecolab common stock for the 10 trading days leading up to and including the second trading day prior to the closing date (the “Closing Stock Price”) is more than 110% or less than 90% of the Initial Deemed Stock Value.  In the event the Closing Stock Price is more than 110% of the Initial Deemed Stock Value, the number of shares issued will be based on an Ecolab stock price equal to the Closing Stock Price divided by 110%.  In the event the Closing Stock Price is less than 90% of the Initial Deemed Stock Value, the number of shares issued will be based on an Ecolab stock price equal to the Closing Stock Price divided by 90%.  If the Closing Stock Price is less than 90% of the Initial Deemed Stock Value, then in lieu of paying the stock consideration, Ecolab can elect to pay cash in an amount equal to 22.5% times the merger consideration.   Additionally, if the merger closes after December 31, 2012, except under limited circumstances, Ecolab will be required to pay to the Permian stockholders an additional amount in cash, up to $100 million in the aggregate, equal to 50% of the incremental federal tax on the merger consideration as a result of increases in applicable capital gains and investment taxes after December 31, 2012.  Such additional payment, if owed, would be due on January 31, 2014, and would be based on 2013 tax rates as in effect on January 1, 2014.

Under the Merger Agreement, at closing Ecolab will deposit $100 million of the merger consideration in an escrow fund to satisfy adjustments to the merger consideration and indemnification obligations of the Permian stockholders (including covenant obligations) for a period of up to two years following the effective time of the Merger. The merger consideration deposited in the escrow fund will, subject to certain exceptions, be in the form of shares of Ecolab common stock.

In connection with the closing of the Merger, Ecolab and a representative of the Permian stockholders will enter into a registration rights agreement (the “Registration Right Agreement”). Subject to certain blackout and suspension provisions and other limitations set forth in the

Registration Rights Agreement, Ecolab will agree to effect the registration of shares of Ecolab’s common stock beneficially owned by the Permian stockholders and received by such stockholders pursuant to the Merger Agreement.  Ecolab will bear all expenses of registration (other than underwriting fees, discounts and commissions and expenses of counsel for the Permian stockholders).

The Merger Agreement contains customary representations, warranties and covenants. These covenants include, among others, (i) an obligation of Permian to operate its business consistent with past practices until the Merger is consummated, (ii) an obligation that Permian use commercially reasonable efforts to obtain third party approvals and (iii) an obligation that the parties shall cooperate to obtain governmental and regulatory approvals.

The consummation of the Merger is subject to the satisfaction or waiver of closing conditions applicable to both Ecolab and Permian, including, among others, (i) with respect to both parties’ obligations, the receipt of required regulatory approvals, and (ii) with respect to Ecolab’s obligations, (A) the adoption of the Merger Agreement by at least 90% of the Permian stockholders and (B) the aggregate number of dissenting shares shall not exceed 5% of the outstanding Permian shares. Permian stockholders holding over two-thirds of the outstanding Permian shares have executed and delivered to Ecolab voting agreements under which they have agreed to vote in favor of the Merger.  The Merger is not subject to a financing condition.

The Merger Agreement provides for termination rights on behalf of both parties. Under specified circumstances Ecolab may be required to pay Permian a termination fee of $100 million.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Ecolab, Merger Sub or Permian. The Merger Agreement contains representations and warranties that the parties made to each other as of a specific date. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the United States federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On October 12, 2012, Ecolab issued the news release attached to this Current Report as Exhibit 99.1 announcing its updated earnings per share forecast for the third quarter ended

September 30, 2012.

Item 8.01    Other Information.

On October 12, 2012, Ecolab issued the news release attached to this Current Report as Exhibit 99.1.

Ecolab hosted a live webcast to review this announcement and earnings guidance at 8:30  a.m. Eastern time, on October 12, 2012. The webcast, along with related presentation slides, is available to the public on Ecolab’s website at www.ecolab.com/investor. A replay of the webcast and related materials are available at that site through October 26, 2012. Listening to the webcast requires Internet access, the Windows Media Player or other compatible streaming media player.

Cautionary Statements Regarding Forward-Looking Information

This communication and the news release attached to this Current Report as Exhibit 99.1 contain certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the Merger, integration plans and expected synergies, the expected timing of completion of the Merger, credit ratings impact from the Merger, future cash flow and debt repayment, anticipated future financial and operating performance and results, including estimated third quarter earnings per share, second half 2012 free cash flow and net income, synergy estimates and timing and benefits of the Merger, future earnings per share and cash flow accretion, returns on invested capital, debt repayment, stock repurchases, investments and future acquisitions and estimates for growth.  These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in these communications. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the Merger may not be obtained, or that required regulatory approvals may delay the Merger or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the Merger, (ii) the risk that the conditions to the closing of the Merger may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or acquired companies prior to the closing of the Merger and may delay the Merger or cause the company to abandon the Merger, (iv) problems that may arise in successfully integrating the businesses of the company and acquired companies, which may result in the combined business not operating as effectively and efficiently as expected, (v) the possibility that the Merger may involve unexpected costs, unexpected liabilities or unexpected delays, (vi) the risk that the credit ratings of the company may be different from what the company currently expects, (vii) the risk that the businesses of the company or acquired companies may suffer as a result of uncertainty surrounding the Merger and (viii) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company, the acquired companies and the combined business. For a further discussion of these and other risks and uncertainties applicable to the company, see the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and the company’s other public filings with the Securities and Exchange Commission (the “SEC”). In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 11, 2012, among Ecolab Inc., OFC Technologies Corp. and Permian Mud Service, Inc.

99.1	News release dated October 12, 2012.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 12, 2012

ECOLAB INC.

By:	/s/ MICHAEL C. MCCORMICK
Michael C. McCormick
Assistant Secretary

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 11, 2012, among Ecolab Inc., OFC Technologies Corp. and Permian Mud Service, Inc.

99.1	News release dated October 12, 2012.